UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

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Latin Television, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-50069	88-0427195
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3764 NW 124th Avenue

Coral Springs, FL 33065

(Address of Principal Executive Office) (Zip Code)

(516) 214-5565

(Registrant’s telephone number, including area code)

Stratus Entertainment, Inc.

3200 Airport Ave. Suite 20

Santa Monica, CA 90406

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 14, 2007 Latin Television, Inc. formally called Stratus Entertainment, Inc. (the “Company”) purchased the assets of THE League Publishing, Inc. (formerly known as Latin Television, Inc., a Nevada corporation, symbol LTVI). The Company purchased the studio assets, intellectual property assets and the television broadcasting rights of LTVI for the purchase price of 1,500,000 restricted shares of common stock of the Company. The Company intends to restructure its core business into broadcasting television programming to the Spanish speaking demographic in the United States.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mr. Charles McGirk resigned from his position as the Secretary and a Director of the Company on August 12, 2007. Mr. McGirk resigned for personal reasons and not because of any disagreement with the Company’s policies or procedures.

Effective August 24, 2007, the Board of Directors appointed Mr. Randall S. Appel as the Chief Executive Officer, President and Treasurer of the Company. Mr. Appel has served as a board member of THE League Publishing, Inc., symbol TLGP, (formally, Latin Television, Inc., LTVI) since 1999 to present, and then became the President and CEO in 2002. Prior to serving Latin Television, Inc., Mr. Appel owned and operated Appel Financial Planning, Ltd., from 1982 to 1999 and Strategic Assets, Inc., an investment banking company from 1989 to 1999. Mr. Appel worked for John Hancock from 1981 to 1982 and Connecticut General Insurance Company from 1980 to 1981. Randall was the Vice President of Marketing for Akton Adhesives from 1979 to 1980. From 1964 to 1975, he worked for Monsanto Inc. in marketing and management in offices in St. Louis, Mo. and New York. Mr. Appel filed a personal bankruptcy in 2001. He has a Bachelor of Science degree from the University of Missouri.

On August 24, 2007, the Board of Directors also appointed Mr. Luis Baraldi as the Secretary and Chief Operating Officer of the Company. Mr. Baraldi is the President, Editor and Founder of Grupo Baral which is the parent company of the Spanish FM Radio sports program “Desporteando” which has been broadcasting since 1989, “Tenis Solo Tenis” which is a monthly tennis magazine which has been in circulation since 1991, and “Los comentarista” a monthly sports magazine in Mexico which has been published continuously since 1995. Grupo Baral also produced “Diario Fox Sports” for Fox Sports Latin America from January 2003 to December 2004. Additionally, Grupo Baral produced broadcasting for the NBA, Formula One Racing, Tennis, Major League Baseball, Olympic Games (1980-2000).  Mr. Baraldi served as the Senior Vice President of Commercial Affairs for Pan-American Sports Network (PSN) Latin America, Inc. in Hollywood, Florida from 2000-2001. Mr. Baraldi was the Executive Vice President of Programming, Operations and Productions for DirectTV Latin America from 1998 to 2000. He served as the Director of Sports Programming and Acquisitions for Galaxy Latin America of Ft. Lauderdale, Fl. from 1997 to 1999.  Prior to his service with Galaxy, he worked for 23 years at Television Azteca of Mexico City, commentating and broadcasting sports programming, Olympic games and special events. He is also the International Vice President of Club Pachuca Soccer in Mexico.  Mr. Baraldi has a Bachelor of Science degree from Lamar University.

Effective August 27, 2007, the Board of Directors appointed Mr. Randall S. Appel and Mr. Luis Baraldi as directors to fill vacancies on the board. Mr. Appel filled the vacancy created by the resignation of Mr. Carl R. Ceragno and Mr. Baraldi filled the vacancy created by the resignation of Mr. Charles McGirk.

ITEM 5.03 AMENDMENT TO THE ARTICLE OF INCORPORATION OR BYLAWS

On August 29, 2007 the shareholders of the Company consented to an amendment to the Articles of Incorporation of the Company to change the name of the company to Latin Television, Inc. The Company’s name change became effective September 10, 2007.  The Company’s new trading symbol is LTVS.

ITEM 8.01 OTHER INFORMATION

The Company has moved its executive offices to 3764 NW 124th Avenue, Coral Springs, FL 33065.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Shell company transactions.

Not Applicable

(d) Exhibits.

10.1

Asset Purchase Agreement dated August 14, 2007, between THE League Publishing, Inc. and Stratus Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Latin Television, Inc.

By:	/s/ RANDALL S. APPEL
Randall S. Appel Chief Executive Officer and President

Date: September 17, 2007